EXHIBIT 32

SECTION 1350 CERTIFICATION

            Each of the undersigned hereby certifies in his capacity as an officer of Hemlock Federal Financial Corporation (the "Registrant") that the Annual Report of the Registrant on Form 10-K for the period ended December 31, 2003 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	March 9, 2004	By:	/s/ Michael R. Stevens Michael R. Stevens President (Principal Executive Officer)
Date:	March 9, 2004	By:	/s/Jean M. Thornton Jean M. Thornton Chief Financial Officer (Principal Financial and Accounting Officer)